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                                                                     Exhibit 1.1

                              TECH DATA CORPORATION

                                       and

                         BANC OF AMERICA SECURITIES LLC

                            Dealer Manager Agreement

                          dated as of November 16, 2004

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                            Dealer Manager Agreement

                                                               November 16, 2004

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

            1. The Exchange Offer. Tech Data Corporation, a Florida corporation (the "Company") proposes to offer to exchange up to $290 million aggregate principal amount of its new 2% Convertible Subordinated Debentures due 2021 (the "Exchange Securities" for an equal principal amount of its outstanding 2% Convertible Subordinated Debentures due 2021 (the "Existing Securities"). The exchange offer described above (the "Exchange Offer") will be made on the terms and subject to the conditions set forth in the Preliminary Prospectus and related Letters of Transmittal, attached as Schedules A and B hereto. The Exchange Securities will be issued pursuant to the indenture described in the Prospectus between the Company and the trustee for the Existing Securities (the "Indenture").

            2. Engagement as Dealer Manager. The Company hereby engages and appoints you as the exclusive dealer manager (the "Dealer Manager") for the Exchange Offer and authorizes you to act as such in connection with the Exchange Offer. As Dealer Manager you agree, in accordance with your customary practice, to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, using all reasonable best efforts to solicit the tender of Existing Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as an independent contractor in connection with the Exchange Offer with duties solely to the Company and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of such Existing Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided, however, that the Company hereby authorizes and designates the Dealer Manager, and/or one or more registered brokers or dealers chosen by the Dealer Manager, to act as the Company's agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Dealer Manager a partner or joint venturer with the Company or any of its subsidiaries. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Manager hereby agrees to act in such capacity.

            3. Registration Statement, Prospectus and Offering Materials. (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Act"), a registration statement on Form S-4 (Reg. No. 333 - ______), including the Preliminary Prospectus, covering the registration of the Exchange Securities and the shares of common stock, par value $0.0015 per share, of the

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Company (the "Common Stock") issuable upon conversion of the Exchange Securities
(the "Conversion Shares"). The term "Registration Statement," as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such abbreviated registration statement) such registration statement as so amended or supplemented, together with any such abbreviated registration statement. The final prospectus included in the Registration Statement
(including any documents incorporated in the Prospectus by reference) is herein called the "Prospectus," except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to the Dealer Manager for such use. The terms "supplement" and "amendment" or "supplemented" and "amended" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act").

      (b) The Company has prepared and filed, or agrees that prior to on or the date of commencement of the Exchange Offer (the "Commencement Date") it will file, with the Commission under the Exchange Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein. The term "Schedule TO" as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.

      (c) The Registration Statement, the Prospectus, Schedule TO, the related letters from the Dealer Manager to securities brokers, dealers, commercial banks, trust companies and other nominees approved by the Company, letters for use by brokers to clients holding Existing Securities approved by the Company, letters to beneficial owners of Existing Securities approved by the Company, letters of transmittal, notices of guaranteed delivery and any newspaper announcements, press releases and other offering materials and information the Company may use or disseminate in connection with the Exchange Offer are herein collectively referred to as the "Exchange Offer Materials."

            4. Use of Exchange Offer Materials. (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use its reasonable commercial efforts to disseminate the Exchange Offer Materials to each registered holder of any Existing Securities, on or as soon as practicable after the Commencement Date, pursuant to Rule 13e-4 so as to fulfill all requirements thereof as to the commencement of the Exchange Offer not later than the date hereof, under the Exchange Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until the date three days prior to the expiration date of the Exchange Offer, the Company shall use its reasonable commercial efforts to cause

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copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Existing Securities prior to such date. The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility for independent verification on your part and the Company represents and warrants to you that you may rely on the accuracy and completeness of all of the Exchange Offer Material and any other information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company. The Dealer Manager agrees that it will not disseminate any written materials for or in connection with the solicitation of holders of Existing Securities other than the Exchange Offer Materials.

      (b) The Company agrees to provide you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency or instrumentality (an "Other Agency"), including the National Association of Securities Dealers Inc. (the "NASD"), of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel and will give reasonable consideration to you and your counsel's comments, if any, thereon. The Company agrees that prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Manager and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials.

      (c) The Company has furnished or shall use its reasonable commercial efforts to furnish to you, or cause the trustees, transfer agents or registrars for the Existing Securities to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Existing Securities as of a recent date, together with their addresses and the number of Existing Securities held by them. Additionally, the Company shall update, or cause the trustees, transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.

      (d) The Company authorizes the Dealer Manager to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Securities.

      (e) The Company authorizes the Dealer Manager to communicate with any information agent (the "Information Agent") or exchange agent (the "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Exchange Agent to advise you as to such matters relating to the Exchange Offer as you may reasonably request.

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      (f) The Company agrees that any reference to the Dealer Manager in any
Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

            5. Withdrawal. In the event that the Company (i) uses or permits the use of, or files with the Commission or any Other Agency, any amendment or supplement to the Registration Statement and any such document (a) has not been previously submitted to you for your and your counsel's comments or (b) has been so submitted, and you or your counsel have made reasonable comments which have not been reflected in a manner reasonably satisfactory to you or your counsel; or (ii) shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein; or (iii) amend or revise the Exchange Offer in a manner not reasonably acceptable to you; then you shall be entitled upon written notice to the Company to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other indemnified person (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of (x) all expenses payable pursuant to Sections 6 and 7 below which have accrued through the date of such withdrawal.

            6. Fees and Expenses of the Dealer Manager. The Company agrees to pay the Dealer Manager, as compensation for its services hereunder, a fee equal to 0.125% of the aggregate principal amount of Exchange Securities accepted by the Company pursuant to the Exchange Offer. In the event of any withdrawal by the Dealer Manager pursuant to Section 5, the aggregate principal amount of Exchange Securities which have been tendered and not withdrawn pursuant to the Exchange Offer prior to the close of business on the date of such withdrawal by the Dealer Manager shall be deemed, for purposes of the preceding sentence, to have been accepted pursuant to the Exchange Offer. The foregoing fee shall be paid promptly after the acceptance of Exchange Securities or such withdrawal, as the case may be, in immediately available funds to such account as the Dealer Manager may specify by notice to the Company. The Company agrees to reimburse the reasonable out-of-pocket expenses of the Dealer Manager incurred in connection with the Exchange Offer in an amount not to exceed $70,000 (including the reasonable out-of-pocket legal fees and expenses of the Dealer Manager's counsel, in an amount not to exceed $60,000).

            7. Other Expenses and Reimbursement of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the preparation, issuance, execution and delivery of the Exchange Securities,
(ii) all advertising expenses related to the Exchange Offer and all fees and expenses incurred in marketing the Exchange Offer, including but not limited to road show presentations, if any, (iii) all fees and expenses of the registrar and transfer agent, the Information Agent and the Exchange Agent and the trustee(s) for the Existing Securities and Exchange Securities, (iv) all fees and expenses of the Company's independent public or certified public accountants and other advisors, (v) all fees, costs and expenses incurred in connection with
(a) the registration or qualification of the Exchange Securities under the laws of such jurisdictions as the Dealer Manager may reasonably designate (including, without limitation, reasonable fees of counsel for the Dealer Manager and its reasonable disbursements included within the $60,000 overall cap set

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forth in Section 6), and (b) any filing with the NASD, (vi) all costs and expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus (including financial statements, exhibits, schedules, consents and certificates of experts, and amendments and supplements thereto), and, under the Exchange Act, of the Schedule TO, (vii) all costs and expenses incurred in connection with the printing (including word processing and duplication costs), shipping, distribution and delivery of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda), and (viii) all customary mailing and handling expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees in forwarding the Exchange Offer Materials to their customers.

            8. Representations, Warranties and Certain Agreements of the Company. The Company represents and warrants to you, and agrees with you, that as of the Commencement Date and at all times at or prior to the time when the Exchange Offer is consummated (the "Closing Date"):

      (a) The Registration Statement, including the Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and has been filed with the Commission as of the Commencement Date and is expected by the Company to become effective not later than the expiration date of the Exchange Offer. Such amendments to such Registration Statement and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Securities Act as may have been required by applicable law prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement and Prospectus and such abbreviated registration statements as may hereafter be required by applicable law. Copies of such Registration Statement and Prospectus, including all amendments thereto and all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the Company's knowledge, are threatened, by the Commission.

      (b) The Schedule TO has been prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and has been filed with the Commission; such amendments to such Schedule TO as may have been required by applicable law prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Schedule TO as may hereafter be required by applicable law. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel.

      (c) (i) The Exchange Offer Materials, including the Registration Statement, the Prospectus and the Schedule TO, comply and, as amended or supplemented, if applicable, will comply, in all material respects, with the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the Commission thereunder (the "Trust Indenture Act"); (ii) the Registration Statement, when it becomes

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effective, will not contain and as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Prospectus or other Exchange Offer Materials contains, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 8(c) do not apply to statements or omissions in the Exchange Offer Materials, including the Registration Statement or the Prospectus, or, in each case, any amendment or supplement thereto, based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein; and (iv) there are no agreements, leases, contracts or other documents required to be described in the Prospectus or Schedule TO or to be filed as exhibits to the Registration Statement or Schedule TO which have not been so described or filed.

      (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and, when filed, will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, at the time the Registration Statement and any amendments thereto become effective and at the Commencement Date and the Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (e) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Exchange Securities in exchange for the Existing Securities pursuant to the Exchange Offer, any offering material in connection with the Exchange Offer other than the Exchange Offer Materials.

      (f) The Company and each of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) (the "Significant Subsidiaries") is, and at the Closing Date will be, a corporation, a limited liability company, a limited liability partnership or a statutory business trust, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their business as described in the Prospectus; except where the failure to have such power and authority would not have a Material Adverse Effect (as hereinafter defined). The Company and each of its Significant Subsidiaries are, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as foreign corporations in all jurisdictions in which the nature of the activities conducted by them or the character of the assets owned or leased by them makes such licensing or qualification necessary, except for such failures to be licensed or qualified as would not have a material and adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Significant Subsidiaries considered as one entity (any such effect called a

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"Material Adverse Effect"). All of the outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever, other than those not reasonably likely to result in a Material Adverse Effect and those set forth in the Amended and Restated Credit Agreement dated May 2, 2003 among the Company, Bank of America, N.A., as administrative agent, and the other parties thereto (the "Credit Agreement").

      (g) The Company has all corporate power to enter into each of this Agreement, the Exchange Agent Agreement (as hereinafter defined), the Information Agent Agreement (as hereinafter defined) and the Indenture. Each of this Agreement and the Exchange Agent Agreement, the Information Agent Agreement and the Indenture has been duly authorized, executed and delivered by the Company and upon such execution by the Company (assuming the due authorization, execution and delivery of such agreement by the Dealer Manager) this Agreement will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof, subject to the applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, and except as the enforcement of indemnification and contribution provisions hereof may be limited by applicable law.

      (h) The Indenture has been duly and validly authorized by the Company, will be qualified under the Trust Indenture Act not later than the expiration date of the Exchange Offer and, assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company, will constitute the valid and legally binding agreement of the Company, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

      (i) At the Closing Date, the Exchange Securities will have been duly executed by the Company and, when authenticated as provided in the Indenture and delivered by the Exchange Agent as provided in the Exchange Agent Agreement, they will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

      (j) The Common Stock conforms in all material respects to the description thereof in the Prospectus. The Conversion Shares have been duly authorized and duly reserved for issuance and, upon issuance thereof upon conversion of the Exchange Securities, will be validly issued, fully paid and non-assessable shares of Common Stock and will be issued free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest and will not be subject to any preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase the Common Stock.

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      (k) The descriptions in the Prospectus of the Exchange Securities, the
Common Stock and Conversion Shares, the Indenture, and the Existing Securities are, and at the Closing Date will be, complete and accurate in all material respects.

      (l) The financial statements and schedules of the Company together with the notes thereto included or incorporated by reference in the Registration Statement and the Prospectus, and any amendments or supplements thereto, present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement and the Prospectus. The interim consolidated financial statements together with the notes thereto included or incorporated by reference in the Registration Statement and the Prospectus, and any amendments or supplements thereto, have been prepared on a basis consistent with the audited consolidated financial statements except as otherwise stated therein, and include in your opinion all adjustments, including normal recurring adjustments necessary to present fairly the financial information therein. The selected and summary consolidated financial and statistical data included in the Registration Statement and the Prospectus, and any amendments and supplements thereto, present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No financial statements or schedules, other than the consolidated financial statements that are included in the Registration Statement and the Prospectus, and any amendments or supplements thereto, are required to be included therein. Ernst & Young LLP, who have reported on such financial statements and schedules, have advised the Company that they are independent accountants within the meaning of the Securities Act.

      (m) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets if permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (n) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Prospectus, (i) there has not been and will not have been any (a) change in the capitalization of the Company, or (b) any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Significant Subsidiaries, considered as one entity, (ii) the Company and its Significant Subsidiaries, considered as one entity, has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor has it entered into any material transaction or agreement not in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid, or made by the Company, except for dividends paid to the Company or its

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Significant Subsidiaries, or (iv) material repurchase or redemption by the
Company or its Significant Subsidiaries of any class of capital stock.

      (o) Except for subsequent issuances, if any, pursuant to the Exchange Offer or upon issuance of capital stock or exercise of stock options or warrants pursuant to employee benefit plans described in the Prospectus, the Company has authorized, issued and outstanding capitalization set forth in the Prospectus under the caption "Capitalization"; all of the outstanding capital stock of the Company has been duly authorized and validly issued, and is fully paid and non-assessable; and the authorized capital stock of the Company conforms in all material respects to the statements relating thereto in the Registration Statement and the Prospectus.

      (p) The Company has not taken and the Company will not take, directly or indirectly, any action prohibited by Regulation M promulgated under the Exchange Act or designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the Exchange Securities in the Exchange Offer.

      (q) Neither the Company nor its Significant Subsidiaries are in violation of its articles of incorporation or by-laws, and, except as specifically described in the Prospectus, neither the Company nor its Significant Subsidiaries are in default (or, with notice or lapse of time or both, would be in default) ("Default") in the performance or observance of any obligation, agreement, covenant or condition contained in the Existing Securities or any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other instrument to which it is a party or by which it is bound, or to which any of its respective assets or properties is subject (each, an "Existing Instrument"), except for such Defaults as would not, in the case of the Company and its Significant Subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

      (r) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the consummation by the Company of the Exchange Offer and fulfillment of the terms herein contemplated (i) will not result in any violation of the provisions of the articles of incorporation or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default, or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or its Significant Subsidiaries. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Significant Subsidiaries.

      (s) The Company is not, and after giving effect to the consummation of the Exchange Offer, will not be an "investment company" or an "affiliated person" of, or "promoter" or

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"principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

      (t) Except as set forth in the Prospectus, there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or its Significant Subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

      (u) The Company and its Significant Subsidiaries have, and to their knowledge at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on their businesses as described in the Prospectus and (ii) complied in all respects with all laws, regulations and orders applicable to it or their businesses, except, in case of (i) and (ii) above, for such failures to possess or comply as would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor its Significant Subsidiaries, have received any notice in writing of proceedings relating to the revocation or modification of, or non-compliance with, any such license, permit, consent, order, approval or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

      (v) No consent, approval, authorization, or order of, or any filing, declaration, registration or qualification with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer or delivery of the Exchange Securities or Conversion Shares by the Company, in connection with the consummation of the Exchange Offer or conversion of the Exchange Securities, or in connection with the execution, delivery and performance of this Agreement by the Company, except such as may be required by the Securities Act or the Exchange Act, as may be required by the securities or Blue Sky laws of the various states, and as may be required from the NASD.

      (w) The Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

      (x) No statement, representation, warranty or covenant made by the Company in this Agreement, any Indenture, or in any certificate or document required by this Agreement to be delivered to the Dealer Manager was or will be, when made, inaccurate, untrue or incorrect in any material respect.

      (y) Neither the Company nor its Significant Subsidiaries are involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect.

      (z) The Company and its Significant Subsidiaries own, or are licensed or otherwise have the necessary right to use, all material trademarks and trade names (collectively, the "Intellectual Property Rights") which are used in the conduct of their respective businesses as described in the Prospectus. No claims have been asserted by any person to the use of any such Intellectual Property Rights or challenging or questioning the validity or effectiveness of any such Intellectual Property Rights except such claims as would not reasonably be expected to have a Material Adverse Effect. The use, in connection with the business and operations of the Company and its Significant Subsidiaries of such Intellectual Property Rights does not, to the Company's knowledge, infringe on the rights of any person except such infringements as would not reasonably be expected to have a Material Adverse Effect.

      (aa) Any certificate signed by Steven A. Raymund, Chairman of the Board and Chief Executive Officer; Nestor Cano, President of Worldwide Operations; Jeffery P. Howells, Executive Vice President and Chief Financial Officer; Joseph
B. Trepani, Senior Vice President and Corporate Controller; Charles V. Dannewitz, Senior Vice President of Tax and Treasurer; David R. Vetter, Senior Vice President, General Counsel and Secretary (singularly, an "Authorized Officer" and collectively, the "Authorized Officers") and delivered to the Dealer Manager or to counsel for the Dealer Manager pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Dealer Manager as to the matters covered thereby.

      (bb) The Company and its Significant Subsidiaries maintain insurance with respect to their properties and business of the types and in amounts the that are reasonably adequate for such business, all of which insurance is in full force and effect.

      (cc) The Company has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"); and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against the Company. There are no tax returns of the Company or its Significant Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its Significant Subsidiaries has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse Effect.

      (dd) On or prior to the Commencement Date, each of the exchange agent agreement between the Company and the Exchange Agent (the "Exchange Agent Agreement") and the information agent agreement between the Company and the Information Agent (the "Information Agent Agreement") shall be in full force and effect.

      (ee) The Common Stock (including the Conversion Shares) is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and is listed on the Nasdaq National Market ("Nasdaq"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

      (ff) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement.

      (gg) All written communications, in addition to the Schedule TO, made during the period from the first public announcement and to the earlier of either the expiration date or the Closing Date of the Exchange Offer have been or will be filed with the Commission in accordance with the Exchange Act and the Commission's rules and regulations including Rule 13e-4 under the Exchange Act.

      (hh) The Company's Significant Subsidiaries are currently not prohibited, directly or indirectly, from making any distribution in respect of shares of capital stock, from repaying to the Company any loans or advances to such Significant Subsidiaries from the Company or from transferring any of such Significant Subsidiaries' property or assets to the Company, except as described in the Prospectus or the Credit Agreement.

            9. Conditions to Dealer Manager's Obligations. The obligations of the Dealer Manager hereunder are subject, as of the Commencement Date and at all times on or prior to the Closing Date, to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Authorized Officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

      (a) For the period from and after the date of this Agreement and prior to the Closing Date:

                  (i) the Registration Statement shall become effective prior to the expiration date of the Exchange Offer;

                  (ii) in the reasonable judgment of the Dealer Manager, there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its Significant Subsidiaries, considered as one entity; and

                  (iii) there shall not have been (A) (1) any liability or
            obligations, direct or indirect contingent, incurred by the Company or its Significant Subsidiaries, that is material to the Company and its Significant Subsidiaries, considered as one entity, except obligations incurred in the ordinary course of business, or (2) any material transaction or agreement entered into by the Company and its Significant Subsidiaries, considered as one entity, not in the ordinary course of business, (B) any material change in the capital stock or outstanding indebtedness of the Company, or (C) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

      (b) On each of the Commencement Date (other than clause (a)(i)) and the Closing Date, you shall have received a written certificate, dated such date and executed by the Chief Executive Officer, the Chief Financial Officer or Chief Accounting Officer of the Company, to the effect set forth in clause (a)(i) and
(iii) of this Section 9 and further to the effect that:

                  (i) the representations, warranties and covenants of the
            Company contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made on and as of the Commencement Date and the Closing Date, as the case may be; and

                  (ii) the Company has complied in all material respects with all of its agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder on or prior to the Commencement Date or the Closing Date, as appropriate.

The Authorized Officer signing and delivering certificates described in this
Section 9(e) on behalf of the Company may rely upon the best of their knowledge as to proceedings threatened.

      (c) The Company shall have furnished to you on the Closing Date such additional certificates, opinions or other documents as you shall reasonably request (including additional certificates of Authorized Officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, and as to the other conditions concurrent and precedent to your obligations hereunder.

      (d) On the Commencement Date (except with respect to paragraphs 2, 3, 6 (other than "The Exchange Offers," "Description of Common Stock," and "Certain United States Federal Income Tax Considerations"), 10 (other than clause (i) of the first sentence), 11, 13 and 14 and clause (i) of the next-to-last paragraph of Exhibit A) and the Closing Date, the Dealer Manager shall have received the favorable opinion of GrayRobinson, P.A., special counsel for the Company, dated as of such date, in substantially the form attached as Exhibit A hereto.

      (e) On the Commencement Date (except with respect to clause (i) of the last paragraph of Exhibit B) and the Closing Date, the Dealer Manager shall have received the favorable opinion of David Vetter, Esq., Senior Vice President and General Counsel of the Company, in substantially the form attached as Exhibit B hereto.

      (f) On the Closing Date, the Dealer Manager shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Dealer Manager, in form and substance satisfactory to the Dealer Manager.

      (g) If (a) the Company has not, on or prior to declaration of effectiveness of the Registration Statement by the Commission, filed with the Commission the Company's report on Form 10-Q for the quarter ended October 31, 2004 or (b) the Closing Date has not occurred on or before January 6, 2005, then on the Closing Date, the Dealer Manager shall have received a letter, dated the Closing Date, from Ernst & Young LLP, independent public accountants for the Company, in form and substance satisfactory to the Dealer Manager, containing statements and information of the type ordinarily included in accountants' "comfort letters" prepared and delivered according to Statement of Auditing Standards No. 72 (or applicable successor standard) with respect to the audited and unaudited consolidated financial statements and certain financial information contained or incorporated in the Registration Statement and Prospectus.

            10. Covenants of the Company. The Company covenants and agrees with the Dealer Manager:

      (a) To use its reasonable best efforts to cause the Registration Statement, and any amendment thereof, to become effective as soon as possible but no later than the expiration date of the Exchange Offer; to use its reasonable best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; to promptly advise the Dealer Manager in writing (i) of the receipt of any comments from the Commission relating to the Exchange Offer, (ii) when the Registration Statement, any post-effective amendment to the Registration Statement or any abbreviated Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance by the Commission of any stop order refusing or suspending the use of any of the Exchange Offer Materials or any qualification of the Exchange Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening by the Commission of any proceedings for any of such purposes,
(C) the occurrence of any event which would cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Exchange Securities tendered pursuant to the Exchange Offer, or (D) the institution by Nasdaq of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or the threatening or initiation by Nasdaq of any proceedings for any such purposes. The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

      (b) To comply with the Securities Act, the Exchange Act and the Trust Indenture Act in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager and counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of both such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the Securities Act or Exchange Act, the Company will promptly prepare, file with the Commission, subject to Section 4(b) hereof, and furnish, at their own expense, to the Dealer Manager and to the dealers (whose names and addresses will be furnished to the Company by the Dealer Manager) to which Existing Securities may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements.

      (c) During the period beginning on the date hereof and ending on such date as in the opinion of counsel for the Dealer Manager, the Prospectus is no longer required by law to be delivered in connection with the Exchange Offer, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

      (d) To cooperate with the Dealer Manager and Dealer Manager's counsel to qualify or register the Exchange Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions reasonably designated by the Dealer Manager; to comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the consummation of the Exchange Offer; and in each jurisdiction in which the Exchange Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

      (e) To use its reasonable commercial efforts to advise or cause the Exchange Agent to advise the Dealer Manager at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Securities tendered as follows:
(i) the aggregate number of Existing Securities validly tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of Exchange Securities pursuant to the procedures set forth in the Exchange Offer Materials on such day; (ii) the aggregate liquidation amount of Existing Securities properly withdrawn on such day; and
(iii) the cumulative totals of the liquidation amount of Exchange Securities in categories (i) and (ii) above.

            11. Indemnification and Contribution; Settlement of Litigation; Release. The Company agrees as follows:

      (a) The Company agrees to indemnify and hold harmless the Dealer Manager, its officers and employees, and each person, if any, who controls the Dealer Manager within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Dealer Manager or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, the Schedule TO or any Exchange Offer Materials (as amended or supplemented), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its respective obligations hereunder or under law; or (v) upon a withdrawal, rescission or modification of or a failure to make or consummate the Exchange Offer; or (vi) upon any act or failure to act or any alleged act or failure to act by the Dealer Manager in connection with, or relating in any manner to, the Exchange Securities or the Exchange Offer and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause
(i) or (ii) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Dealer Manager through its bad faith, gross negligence or willful misconduct; and to reimburse the Dealer Manager and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Dealer Manager) as such expenses are reasonably incurred by the Dealer Manager or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, the Schedule TO or any Exchange Offer Materials. The indemnity agreement set forth in this Section 11(a) shall be in addition to any liabilities that the Company may otherwise have.

      (b) The Dealer Manager agrees to indemnify and hold harmless the Company, each of their respective directors, each of their respective officers who signed the Registration Statement or the Schedule TO, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Dealer Manager), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Schedule TO, the Prospectus, or any Exchange Offer Materials (or, in each case, any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Schedule TO, the Prospectus or any Exchange Offer Materials (or any amendments or supplements thereto), in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this
Section 11(b) shall be in addition to any liabilities that the Dealer Manager may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 11, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
Section 11 except to the extent it is prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d) The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      (e) (i) If the indemnification provided for above is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, from the Exchange Offer or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Dealer Manager, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein or any other matter which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, in connection with the Exchange Offer shall be deemed to be in the same respective proportions as the maximum aggregate principal amount of the Exchange Securities issuable pursuant to the Exchange Offer bears to the total compensation, if any, payable to the Dealer Manager pursuant to this Agreement. The relative fault of the Company, on the one hand, and the Dealer Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Dealer Manager, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (i) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
            Section 11(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 11(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 11(c) for purposes of indemnification.

                  (ii) The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 11(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11(e).

      (f) Notwithstanding the provisions of this Section 11(f), the Dealer Manager shall not be required to contribute any amount in excess of the compensation, if any, received by the Dealer Manager in connection with the Exchange Offer pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(f), each officer and employee of the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Dealer Manager, and each director of the Company, each officer of the Company who signed the Registration Statement and the Schedule TO, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

            12. Termination of this Agreement. (a) This Agreement shall terminate upon the earliest to occur of (i) thirty days after the expiration date of the Exchange Offer, (ii) any of the conditions specified in Section 9 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 9 (and the Dealer Manager shall have notified the Company thereof), (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason, or (iv) any modification to the business terms of the Exchange Offer in the Company's sole and absolute discretion that results in the Dealer Manager withdrawing pursuant to Section 5 hereof.

                  (b) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

            13. Representations, Warranties, Covenants, Indemnities and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and the Dealer Manager herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager or any person controlling the Dealer Manager within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its respective officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the consummation of the Exchange Offer.

            14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Dealer Manager:

            Banc of America Securities LLC
            9 West 57th Street
            New York, NY 10019
            Facsimile: (212) 583-8457
            Attention: Eric Hambleton, Esq.

with a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, NY 10017
            Facsimile: (212) 450-4800
            Attention: Peter R. Douglas, Esq.

If to the Company:

            Tech Data Corporation
            5350 Tech Data Drive
            Clearwater, Fl 33760
            Facsimile: (727) 538-1053
            Attention: General Counsel

with a copy to:

            GrayRobinson, P.A.
            201 N. Franklin Street
            Suite 2200
            Tampa, FL 33602
            Facsimile: (813) 273-5145
            Attention: Frank Fleischer, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

            15. Successors. This agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, agents, officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

            16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.

            17. Governing Law Provisions. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE

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OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

      (b) Any legal suit, action or proceeding arising out of or based upon this Agreement, the Indenture, the Exchange Securities, the Exchange Offer Materials or the transactions contemplated hereby ("Related Proceedings") between the Company and the Dealer Manager (and/or any related persons referred to in Section 11 hereof) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process summons notice or document by mail to such party's address set forth above shall be effective service of process for any such suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

            18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The descriptive headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

            Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 11 and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Schedule TO, the Prospectus and any of the Exchange Offer Materials (and any amendments or supplements thereto), as required by the Securities Act and the Exchange Act.

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            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                              Very truly yours,

                                              TECH DATA CORPORATION

                                               By: __________________________
                                                   Name:
                                                   Title:

            The foregoing Dealer Manager Agreement is hereby confirmed and accepted by the Dealer Manager in New York, New York as of the date first above written.

Accepted and agreed as of the date
first above written:

BANC OF AMERICA SECURITIES LLC

By: __________________________
     Name:
     Title:

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